EX-99.906CERT

                                 CERTIFICATIONS
                                ---------------

Larry S. Eiben, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of TFS Capital Investment Trust (the "Registrant"), each certify to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2005 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                      CHIEF FINANCIAL OFFICER

TFS Capital Investment Trust                 TFS Capital Investment Trust


/s/ Larry S. Eiben                           /s/ Mark J. Seger
-----------------------------------          -----------------------------------
Larry S. Eiben, President                    Mark J. Seger, Treasurer

Date:  February 22, 2006                     Date:  February 22, 2006


A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO TFS CAPITAL INVESTMENT TRUST AND WILL BE RETAINED BY TFS CAPITAL INVESTMENT TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.